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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): October 6, 2000



                           BENTON OIL AND GAS COMPANY
             (Exact name of registrant as specified in its charter)



      DELAWARE                  1-10762                    77-0196707
   (State or other            (Commission                 (IRS Employer
   jurisdiction of            File Number)              Identification No.)
   incorporation)



                       6267 Carpinteria Avenue, Suite 200
                              Carpinteria, CA 93013
             (Address of principal executive offices, with zip code)



       Registrant's telephone number, including area code: (805) 566-5600

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ITEM 5.  OTHER EVENTS.

         On October 6, 2000, Benton Oil and Gas Company (the "Company") issued a news release with respect to the resignation of two directors, the appointment of five new directors and debt restructuring, a copy of which is attached hereto as Appendix A, and incorporated herein by this reference.



                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 11th day of October, 2000.

                                           BENTON OIL AND GAS COMPANY


                                           By: /s/ David H. Pratt
                                              --------------------------------
                                               David H. Pratt,
                                               Chief Financial Officer


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                                   APPENDIX A

BENTON OIL AND GAS COMPANY ANNOUNCES CHANGES TO ITS BOARD OF DIRECTORS

CARPINTERIA, Calif.--(BUSINESS WIRE)--Oct. 6, 2000--Benton Oil and Gas Company (NYSE:BNO - news) today announced that it has expanded its board of directors to eight members from five and has elected five new members, effective immediately. The new members are:

o Stephen D. Chesebro -- retired President, Chief Executive Officer and board member of PennzEnergy Company, and former Chairman and Chief Executive Officer of Tenneco Energy, Inc.

o John U. Clarke -- Managing Director of SCF Partners, a private equity investment firm, and formerly Executive Vice President and Chief Financial Officer of Dynegy, Inc.

o        Byron Dunn -- Executive Director, UBS Warburg Securities, Inc.

o        H. H. (Will) Hardee -- Investment advisor, Dain Rauscher Wessels, Inc.

o Patrick M. Murray -- President of Dresser Equipment Group Inc., a subsidiary of Halliburton Company.

The new board members join continuing board members Dr. Peter J. Hill, President and Chief Executive Officer of the Company, Michael B. Wray and Dr. Richard W. Fetzner. Two current members of the board, Bruce M. McIntyre and Garrett A. Garrettson, have submitted their resignations, effective immediately. Michael Wray has been elected as chairman of the board.

Dr. Hill stated, "I am delighted to welcome the new members of the board. Each has made a very significant contribution to the oil and gas industry and investment community, and together they bring to the board the range of experience and know-how vital for the recovery of the Company. I am honored that they have agreed to join the board and to provide the leadership and guidance we need. At the same time, I would like to thank the previous board members and acknowledge their contribution and commitment during a very difficult period for Benton. They provided the platform on which we now will build. A new strategy, complete with detailed business plans for each asset, is expected to be presented to the board in late October. Our aim is to continue restructuring the Company and unlock the significant value and growth potential that we believe exists within the asset base today."

At an October 5th meeting, the board also authorized the Company to continue its program of reducing its outstanding indebtedness by purchasing its senior notes, either for cash in the open market or in exchange for newly issued shares of common stock, on terms that are acceptable to the Company. The board authorization covered additional expenditures of up to $5 million in cash to repurchase bonds on the open market and the issuance of up to 3.2 million shares of common stock in exchange for bonds held by qualified investors.

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Benton Oil and Gas Company, headquartered in Carpinteria, California, is an independent oil and gas exploration and development company with principal operations in Venezuela and Russia. Additional information about the Company, including brief biographical information regarding its new directors, can be found online at www.bentonoil.com.

This press release may contain "Forward-Looking Statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this release may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Actual results may differ materially from the Company's expectations due to changes in operating performance, project schedules, oil and gas demands and prices, and other technical and economic factors.

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Contact:

     Benton Oil and Gas Company, Carpinteria
     David H. Pratt, 805/566-5600
       or
     Shimmerlik Corporate Communications, Inc.
     Warren M. Shimmerlik, 212/247-5200

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